SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K
                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934


Date of Report (Date of earliest event reported): June 13, 1995


                  Commission file number 1-9016
                   ___________________________

               AMERICAN INDUSTRIAL PROPERTIES REIT
     (Exact name of registrant as specified in its charter)


            Texas                 1-9016          75-6335572
(State or other jurisdiction   (Commission      (IRS Employer
     of incorporation)         File Number)   Identification No.)


6220 North Beltline Road,  Suite 205
       Irving, Texas                                75063-2656
(Address of principal executive offices)            (Zip code)

                         (214) 550-6053
      (Registrant's telephone number, including area code)








Item 5.  Other Events

     On June 13, 1995, the Trust received a notice of acceleration from The Manufacturers Life Insurance Company ("MLI") pursuant to the Note Purchase Agreement dated February 27, 1992 between the Trust and MLI. This notice declared the currently outstanding principal amount of $45,239,000 and accrued interest thereon immediately due and payable. In addition, the notice stipulates that interest will accrue at 11.7% per annum from the date of the notice.

     This notice of acceleration was received after the Trust elected not to make a semi-annual interest payment due MLI on May 27, 1995. The Trust is currently involved in a lawsuit with MLI and various entities related to Fidelity Management & Research Company (the "Fidelity Entities") in which the Trust alleges that MLI unlawfully sought to coerce the Trust into relinquishing certain of its rights and engaged in acts of bad faith and conspiracy in an attempt to coerce the Trust into taking actions that would be detrimental to the interests of the Trust and its
shareholders.   The lawsuit also alleges that the Fidelity
Entities conspired with MLI against the Trust and tortiously interfered with the Trust's relationship with MLI.



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c)   Exhibits

          99.1 Notice of Acceleration dated June 13, 1995





SIGNATURES

     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AMERICAN INDUSTRIAL PROPERTIES REIT


                                      /s/ Marc A. Simpson
                              Marc A. Simpson
                              Vice-President, Secretary and
                              Treasurer


DATE:      June 15, 1995







                                                     EXHIBIT 99.1



                              VIA REGISTERED MAIL
                              and facsimile
                              (214) 550-6037


June 13, 1995


Mr. Charles Wolcott, President & CEO
Mr. Marc Simpson, Vice President & Chief Financial Officer
American Industrial Properties REIT
6220 North Beltline, Suite 205
Irving, Texas  75063


Re:  Notice of Acceleration under Note Purchase Agreement between
The Manufacturers Life Insurance Company and Trammell Crow Real
Estate Investors dated February 27, 1992


Dear Messrs. Wolcott and Simpson:

Reference is made to the Note Purchase Agreement between The Manufacturers Life Insurance Company (herein called "MLI") and Trammell Crow Real Estate Investors (herein called the "Company") dated February 27, 1992 (herein called the "Agreement") pursuant to which the Company issued to MLI certain promissory notes in the principal amounts of $4,889,425.08, $5,939,866.34,
$19,143,646.92, and $23,261,317.66 due November 27, 1997 (the
"Notes"). The Notes are held by MLI and The Manufacturers Life Insurance Company (U.S.A.) (herein called "ManUSA").

MLI, for itself and on behalf of ManUSA, has, by Notices of Default dated April 21, 1995 and May 31, 1995 (the "Notices"), given notice that the Company has violated certain covenants and agreements contained in the Agreement.

The Company has failed to cure the interest payment default on the Notes and as a result of said failure an Event of Default has occurred under the Agreement and, without prejudice to any rights to accelerate for any other Event of Default, MLI does hereby declare the Notes immediately due and payable together with accrued interest thereon.

Interest on the principal amount shall accrue at 11.7% per annum from the date of receipt of this Notice of Acceleration.

Very truly yours,

The Manufacturers Life Insurance
Company


By           /s/ STEWART SPRAGUE
                Stewart Sprague
           Senior Research Analyst
     High Yield & Private Placements